certification

Brian Curley, Principal Executive Officer/President, and Richard Gleason, Principal Financial Officer/Treasurer, of Grandeur Peak Global Trust (the “Registrant”), each certify to the best of his knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended October 31, 2025 (the “Form N-CSR”) fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President		Principal Financial Officer/Treasurer
Grandeur Peak Global Trust		Grandeur Peak Global Trust

/s/ Brian Curley		/s/ Richard Gleason
Brian Curley		Richard Gleason
Date:	12/29/2025	Date:	12/29/2025

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.